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                                                                EXHIBIT 24.3



                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Prospectus constituting part of the Amendment No. 3 to the Registration Statement No. 333-24925 of Projectavision, Inc. on Form S-3 of our report dated March 24, 1995 related to the financial statements of Tamarack Storage Devices, Inc., appearing in the Annual Report on Form 10-KA of Projectavision, Inc. for the year ended
December 31, 1996.


/s/ Price Waterhouse LLP
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Price Waterhouse LLP
February 13, 1998